                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 Date of Report
                (Date of earliest event reported): March 17, 2000


                     BINGHAM FINANCIAL SERVICES CORPORATION

             (Exact name of registrant as specified in its charter)

         Michigan                   0-23381             38-3313951

         (State or other            (Commission         (I.R.S.  Employer
         jurisdiction of            File Number)        Identification No.)
         incorporation)



                   260 East Brown Street, Birmingham, MI 48009
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (248) 644-5470



         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         (a) Pursuant to an Agreement and Plan of Merger dated March 19, 2000 (the "Merger Agreement") by and among Bingham Financial Services Corporation ("Bingham"), BFSC Merger, N.A., an interim national banking association to-be-formed ("Merger Sub"), and Franklin Bank, N.A. ("Franklin"), Bingham, Franklin and Merger Sub have agreed to a merger of Merger Sub with and into Franklin. Franklin will continue to operate as the principal subsidiary of Bingham. Bingham's current operating subsidiaries, Bloomfield Acceptance Company, L.L.C., Bloomfield Servicing Company, L.L.C., Hartger & Willard Mortgage Associates, Inc. and Dynex Financial, Inc. will continue as separate companies as subsidiaries of either Franklin or Bingham.

         Under the Merger Agreement, Bingham will issue 1.525 shares of its common stock for each outstanding share of Franklin's common stock. The merger has been approved by the boards of directors of both Bingham and Franklin, is structured to be tax-free to both companies' stockholders and will be accounted for by the purchase method of accounting. Closing is expected sometime in the third quarter of 2000 subject to stockholder approval, regulatory approval and satisfaction of customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         After the merger, Bingham will be owned 68 percent by Franklin's current stockholders and 32 percent by Bingham's current stockholders. Bingham's board of directors after the merger will include six directors designated by Bingham, five directors designated by Franklin and Franklin's newly-appointed chief executive officer. Franklin's board of directors will also be reconstituted to include directors designated by Bingham. Joseph G. Horonzy has been appointed by Bingham and Franklin as the new chief executive officer of Franklin, effective upon the consummation of the merger.

         The description of the proposed merger described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report.

         (b) On March 17, 2000, Bingham sold all of the issued and outstanding stock of MHFC, Inc. ("MHFC") to Gwenuc, LLC (the "Purchaser"). The purchase price was $400,000 in cash. The purchase price may be adjusted upward or downward pursuant to a fairness opinion as to the fair market value of MHFC to be rendered by a third party appraiser. Gary A. Shiffman, the Chairman of the Board and Secretary of Bingham, is the sole member of the Purchaser.

         On March 16, 2000, MHFC sold the bulk of its manufactured home loan portfolio to Dynex Financial, Inc., a wholly-owned subsidiary of Bingham. Pursuant to its previously announced plan, Bingham is now conducting all of its manufactured home loan origination operations within Dynex Financial.

         The description of the disposition described in this report does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement dated March 17, 2000 between Bingham and the Purchaser, which is filed as Exhibit 2.2 to this report.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger dated as of March 19, 2000 among Bingham Financial Services Corporation, BFSC Merger, N.A., and Franklin Bank, N.A. Omitted from this exhibit, as filed, are the remaining exhibits referenced in the Merger Agreement. Bingham will furnish supplementally a copy of any of those exhibits to the Commission upon request.

         2.2 Stock Purchase Agreement dated as of March 17, 2000 between Bingham Financial Services Corporation and Gwenuc, LLC. Omitted from this exhibit, as filed, are the remaining exhibits referenced in the Stock Purchase Agreement. Bingham will furnish supplementally a copy of any of those exhibits to the Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BINGHAM FINANCIAL SERVICES CORPORATION



                                             /s/ Ronald A. Klein
                                        ---------------------------------------
                                        Ronald A. Klein,
                                        President and Chief Executive Officer




Dated:  March 21, 2000

                                INDEX TO EXHIBITS


EXHIBIT                   DESCRIPTION                                                    METHOD OF FILING

2.1                       Agreement and Plan of Merger dated as of                       Filed herewith
                          March 19, 2000

2.2                       Stock Purchase Agreement dated as of                           Filed herewith
                          March 17, 2000